Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the FactSet Research Systems Inc. 2025 Employee Stock Purchase Plan of our reports dated October 29, 2024, with respect to the consolidated financial statements of FactSet Research Systems Inc. and the effectiveness of internal control over financial reporting of FactSet Research Systems Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Stamford, Connecticut
July 31, 2025